Exhibit 10.11

AMENDMENT NO. 3

TO

JOINT DEVELOPMENT AND OPTION AGREEMENT

BETWEEN
THE CLEVELAND CLINIC FOUNDATION

AND

BREATHTECH CORPORATION

This Amendment No. 3 to Joint Development and Option Agreement (this “Amendment”), is made and entered into effective as of November 21, 2023 (the “Amendment Date”), by and between The Cleveland Clinic Foundation (“CCF”) and BreathTech Corporation (“Company”, and together with CCF the “Parties”, and each, a “Party”).

ARTICLE I

WHEREAS, CCF and Company are parties to that certain Joint Development and Option Agreement, dated on or around October 20, 2020 (the “Original Agreement”), as amended by the Parties on or around March 23, 2022 (the “First Amendment”), and subsequently amended on or around June 10, 2022 (the “Second Amendment”) (the Original Agreement collectively with the First Amendment and Second Amendment, the “Agreement”);

WHERAS, the Parties desire to further amend the Agreement to extend the term thereof; and

WHEREAS, capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    The Parties agree to extend the Term of the Agreement for an additional period of eighteen (18) months.

2.    Pursuant to Paragraph 9.4 of the Agreement, Paragraph 7.1 of the Agreement shall be deleted in its entirety and replaced with the following:

Term. This JDA is effective from the EFFECTIVE DATE and terminates at the later of (i) the completion of the WORK PLAN, or (ii) fifty-four (54) months following the EFFECTIVE DATE, unless terminated earlier under Paragraph 7.2 (Expiration/Termination of JDA) (“TERM”).

3.    Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Agreement. On and after the Amendment Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, will mean and be a reference to the Agreement, as amended.

4.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

5.    Miscellaneous.

(a)    This Amendment (together with the Agreement) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(b)    This Amendment shall inure to the benefit of and be binding upon each of the parties and each of their respective successors and permitted assigns.

(c)    This Amendment may be executed in any number of counterparts, by different Parties hereto in separate counterparts and by email transmission of a PDF, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date set forth below.

The Cleveland Clinic Foundation

By:	/s/
Name:	Timothy L. Longville
Title:	CAO / Controller
Date:

BreathTech Corporation

By:	/s/
Name:
Title:
Date:

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